CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

No. 1133674 /22

I hereby certify that

WALLIS HANDS LIMITED

having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of

RICHARD V WALLIS & CO LIMITED

Given under my hand at Cardiff the 10TH FEBRUARY 1981

E. A. WILSON

Assistant Registrar of Companies

C.172

COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 1133674 /20

I hereby certify that

RICHARD V. WALLIS & COMPANY LIMITED

having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of

WALLIS HANDS LIMITED

Given under my hand at Cardiff the 5TH JUNE 1980

E. A. WILSON

Assistant Registrar of Companies

C.172

CERTIFICATE OF INCORPORATION

No. 1133674

I hereby certify that

RICHARD V. WALLIS & COMPANY LIMITED

is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.

Given under my hand at London the 11th September 1973

(N. TAYLOR)

Assistant Registrar of Companies

C.173